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INDEPENDENT                                                           Exhibit 99
BANK CORP.
Parent of Rockland Trust Company

SHAREHOLDER RELATIONS                                               NEWS RELEASE
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288 Union Street, Rockland, MA 02370
                                          Contact: Douglas H. Philipsen
                                                   Chairman of the Board
                                                   President and
                                                   Chief Executive Officer
                                                   (781) 982-6613

                                                   Richard J. Seaman
                                                   Chief Financial Officer
                                                   (781) 982-6347

                                        FOR IMMEDIATE RELEASE

                 INDEPENDENT BANK CORP. MAKES MAJOR ACQUISITION
COMPANY ACQUIRES 12 BRANCHES FROM FLEET FINANCIAL AND COMMERCIAL LOANS FROM BANKBOSTON'S SMALL BUSINESS BANKING DEVELOPMENT REAL ESTATE PORTFOLIO

ROCKLAND, Massachusetts (September 27, 1999) -- Independent Bank Corp. (NASDAQ:
INDB) and its sole banking subsidiary, Rockland Trust Company, have entered into a purchase and assumption agreement with Fleet Financial Group to acquire 12 Massachusetts branches totaling $269 million in deposits and $37 million in consumer and SBA loans. In addition, the Company will purchase approximately $113 million of commercial real estate loans at par from BankBoston, related to its Small Business Banking Developmental Real Estate portfolio. The acquisitions result from the divestiture of Fleet branches after its merger with BankBoston. This transaction is contingent on regulatory approvals and the raising of approximately $10 million of total risk-based (Tier 2) capital. It will not be necessary to raise common equity.

The 12 branches include two in Brockton and 10 on Cape Cod. These branches are located at:

            BROCKTON
            836 North Main Street
            34 School Street

            CAPE COD
            Centerville -- 1195 Falmouth Road
            Harwichport -- Main Street
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            Hyannis -- 375 Iyanough Road
            Mashpee -- Mashpee Rotary Circle, Route 28

PAGE 2: INDEPENDENT BANK CORP. ACQUISITION RELEASE

            Orleans -- Main Street & Route 28
            Osterville -- 22 Wianno Avenue
            Pocasset -- 301B Barlows Landing
            Sandwich -- Route 6A and Tupper Road
            South Yarmouth -- 1123 Main Street
            South Yarmouth -- 428 Station Avenue

These branches will continue to operate as Fleet offices until they are converted to Rockland Trust in late Spring of 2000. All current Fleet employees will be retained by Rockland Trust, and a special notification will be sent to customers prior to the conversion.

Douglas H. Philipsen, Chairman, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company stated that the acquisition of these branches is a win for customers, communities, employees and shareholders. "Our expansion into the Cape Cod market allows for better service to our current customers as well as the opportunity to provide superior community-oriented consumer, business and trust and investment services to a new market. The branches are well situated and provide a strong foundation for serving the entire Cape. The Small Business Banking Commercial Real Estate portfolio is seasoned and provides good yields. Rockland Trust has long been active in this business, and we understand it well."

Mr. Philipsen further stated, "The key to our success has been our 567 employees who are dedicated to offering outstanding service. We look forward to Fleet and BankBoston employees becoming part of our team."

Rockland Trust Company provides a full range of consumer, commercial, investment and trust services throughout its current markets and will provide those same services to the customers and businesses on the Cape. Following the closing of this transaction, Independent Bank Corp. will have over $1.8 billion in assets, 46 retail branches including 36 in southeastern Massachusetts and 10 on Cape Cod. The Company also operates eight commercial lending and two investment and trust services offices.